ROSETTA RESOURCES INC. TO PRESENT AT THE
SUNTRUST 36TH ANNUAL INSTITUTIONAL CONFERENCE ON APRIL 10, 2007
HOUSTON, TX, April 9, 2006 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" announced today that Michael J. Rosinski, Executive Vice President and Chief Financial Officer will present on Tuesday, April 10, 2007 at 12:05 pm Central at the SunTrust 36th Annual Institutional Conference in Atlanta, Georgia.

A live audio webcast of the presentation will be available on Rosetta’s website at www.rosettaresources.com. Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements: All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995,  including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q which can also be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

SOURCE: Rosetta Resources Inc.

For Information, contact:
Teri Greer
Rosetta Resources
717 Texas, Suite 2800
Houston, TX 77002
Phone:  713-335-4008
Fax:  713-651-3056
Email: info@rosettaresources.com
http://www.rosettaresources.com